EXHIBIT 23

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included (or incorporated by reference) in this Form 10-K into the Company's previously filed Registration Statements on Form S-8, File No. 33-86556, File No. 33-86558, and File No. 33-86560.


ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 23, 1998